Exhibit 99.1
RingCentral Announces Executive Leadership Changes

Belmont, Calif. – December 8, 2021 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced that Anand Eswaran is stepping down from his role as President and Chief Operating Officer, and that Vaibhav Agarwal, the Company’s Chief Accounting Officer, is appointed as the Interim Chief Financial Officer effective Jan. 1, 2022.
“I would like to thank Anand for his contributions to RingCentral over the last two years,” said Vlad Shmunis, RingCentral’s founder, Chairman and CEO. “We are happy for the next chapter in his career and wish him good luck on all fronts.”
“It has been a privilege to serve as President and COO of RingCentral, one of the world’s leading cloud communications providers and an important driver of innovation in our industry,” said Anand Eswaran. “What makes RingCentral so special is the focus, passion and execution mindset from the entire team. I wish continued success for RingCentral and its outstanding team. At the same time, I am excited to start my journey as a CEO for a late-stage private company with over a billion dollars in annual recurring revenue in a category that is not competitive with RingCentral. To ensure smooth transition, I will be available as an advisor through end of December 2021.”
“We have a deep and capable leadership bench across all areas with an enviable track record of strong execution at RingCentral,” added Vlad Shmunis. “On that note, I am pleased to announce that Vaibhav Agarwal, our Chief Accounting Officer and a five-year RingCentral veteran, is promoted to the role of Interim Chief Financial Officer. I look forward to closely working with Vaibhav in the next exciting chapter of RingCentral.”
“I am excited and humbled to be given this opportunity to be the Interim CFO of RingCentral, a global UCaaS leader,” said Vaibhav Agarwal. “Leveraging our well proven strengths of people, technology and partnerships, RingCentral is well positioned for continued success in this unique $100 billion+ digital transformation opportunity.”
Given the momentum in the business, RingCentral remains very confident with its previously issued guidance of $1.580 to $1.581 billion total revenue, representing 33% to 34% annual growth for full year 2021.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results and guidance, our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; our ability to successfully manage recent leadership transitions; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP®) global platform. More flexible and cost effective than legacy on-premises PBX and video conferencing systems that it replaces, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
© 2021 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, RingCentral Contact Center, and the RingCentral logo are trademarks of RingCentral, Inc.
Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com